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                                                                     Exhibit 4.7


       ARTICLE I AND ARTICLE V OF THE SECOND AMENDED AND RESTATED BY-LAWS
                             OF SPHERION CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1.01   ANNUAL MEETINGS.

     (a) Annual meetings of the stockholders of the Corporation shall be held on the third Tuesday of May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock in the morning (10:00 a.m.) of that day, or at such other date and time as determined by the Board of Directors and stated in the notice of meeting.

     (b) If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting. If the Chairman of the Board is not present at the meeting, the President shall serve as chairman of the meeting. If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

     (c) At each annual meeting the stockholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business described in Subsection (d) of this Section 1.01; PROVIDED, HOWEVER, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

     (d) At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation in accordance with the procedures set forth in this Subsection (d) of Section
1.01. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; PROVIDED, HOWEVER, that if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business or proposal desired to be brought before the annual meeting, (ii)

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the name and address, as such information appears on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business or proposal was not properly brought before the meeting in accordance with these procedures, and if the chairman should so determine the chairman shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 1.01 shall be interpreted or construed to require the inclusion of information about any stockholder business or proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

     Section 1.02   SPECIAL MEETINGS.

     (a) Special meetings of stockholders may be called only by a majority of the Board of Directors, the Chairman of the Board or the President of the Corporation. Any such call for a special meeting shall be in writing, signed by the persons making the same and delivered to the Secretary of the Corporation, and shall state the time, the day, the place and the purpose or purposes of the proposed meeting. The business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. The stockholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the stockholders or to bring business before a special meeting of stockholders.

     (b) If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting. If the Chairman of the Board is not present at the meeting, the President shall serve as chairman of the meeting. If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

     Section 1.03 PLACE OF MEETINGS. Each meeting of the stockholders shall be held at the principal executive office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board of Directors, the Chairman of the Board or the President.

     Section 1.04 ADJOURNMENTS. Any meeting of the stockholders may be adjourned from time to time to another date, time and place. If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

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     Section 1.05   NOTICE OF MEETINGS. Unless otherwise required by law,
written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting, except as specified in
Section 1.04 or as otherwise permitted by law. If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.

     Section 1.06 WAIVER OF NOTICE. A stockholder may waive notice of the date, time, place and purpose or purposes of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 1.07   VOTING RIGHTS; ACTS OF STOCKHOLDERS.

     (a) At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy in accordance with
Section 1.09. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the stockholder's name on the books of the Corporation. At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot. If a stockholder votes without designating the proportion or number of shares voted in a particular way, such stockholder shall be deemed to have voted all of the shares in that way.

     (b) Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except when the Certificate of Incorporation or these By-laws specifically provide for a different vote on a particular matter, or when a greater vote is required by law, regulation or rules of any applicable stock exchange, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     Section 1.08 FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other

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action; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for any adjourned meeting. If no record date is fixed, one shall be determined in accordance with the provisions of law.

     Section 1.09   PROXIES.

     (a) A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the stockholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in such proxy or required by law.

     (b) A stockholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

     Section 1.10   QUORUM.

     (a) A majority of the stock issued and outstanding and entitled to vote thereat, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise required by law, by the Certificate of Incorporation or by these By-laws.

     (b) At any meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time-to-time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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     (c)    When a quorum is once present to organize a meeting, it will not be deemed broken by the subsequent withdrawal of any stockholders.

                                    ARTICLE V

                                     SHARES

     Section 5.01   CERTIFICATED SHARES.

     (a) The shares of the Corporation shall be certificated shares. Each holder of duly issued certificated shares is entitled to a certificate evidencing such shares.

     (b) Each certificate evidencing shares of the Corporation shall be signed by (i) the President or any Vice President and (ii) the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signatures of such officers upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     (c) A certificate evidencing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

     Section 5.02 DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law and subject to the provisions of the Certificate of Incorporation.

     Section 5.03 TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made)

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the Secretary of the Corporation without the necessity of any formal action of the Board, or any person designated by the Secretary, shall perform all of the duties thereof.

     Section 5.04 LOST OR DESTROYED CERTIFICATES. A new certificate evidencing shares may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.